UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

MERITAGE HOMES CORPORATION
 (Exact name of registrant as specified in its charter)

Maryland	1-9977	86-0611231
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 515-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06	MATERIAL IMPAIRMENTS
On December 2, 2011, we announced in a press release that as part of a strategic repositioning we will be winding down our homebuilding operations in Las Vegas as we build out and complete our existing communities. We further announced that we intend to sell our remaining lots in communities that have not opened. In connection with these actions, we expect to incur charges of approximately $8 million during the fourth quarter of 2011, none of which are expected to result in future cash expenditures. Our conclusion to take these actions and the resulting charges occurred on December 1, 2011.

ITEM 8.01	OTHER EVENTS
On December 2, 2011, we also announced in a press release that we were entering the Tampa market. A copy of this press release, including information concerning forward-looking statements and factors that may affect our future results, is attached as Exhibit 99.1. This press release is being furnished, not filed, under Item 8.01 in this Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
99.1	Press Release dated December 2, 2011
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 2, 2011

MERITAGE HOMES CORPORATION
/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer